NEWS
RELEASE

25 Sawyer Passway ● Fitchburg, Massachusetts 01420
FOR IMMEDIATE RELEASE
Exhibit 99.01

Arrhythmia Research Technology, Inc. Reports First Quarter 2015 Results

•	First quarter net sales were $5.9 million

•	Generated $275 thousand of cash from operations in the first quarter
FITCHBURG, MA, May 13, 2015 -- Arrhythmia Research Technology, Inc. (NYSE MKT: HRT) (the “Company”), through its wholly-owned subsidiary, Micron Products, Inc., a diversified contract manufacturing organization that produces highly-engineered, innovative medical device technologies requiring precision machining and injection molding, announced today results for its first quarter ended March 31, 2015.
Salvatore Emma, Jr., President and CEO, commented, "In the quarter, we reported a 25.6% increase in net sales of automotive and molded medical components, as well as a 19.7% increase in sensors’ sales volume. However, our operating results were adversely impacted by a measurable drop in the average market price of silver, production delays and the fact that the comparable prior-year quarter benefited from a $250,000 final sale of Predictor licenses, which dropped directly to gross profit.”
Mr. Emma added, “We also invested aggressively in quality, manufacturing systems and process improvements in the quarter and are very encouraged by the progress we are making year over year. As we ramped up for higher demand of orthopedic implant components, we encountered production delays. These challenges have been addressed and production volume improved measurably in the latter part of March. We expect that the investments we are making in manufacturing capacity and talented people will enable us to take full advantage of increased demand for our contract manufacturing services."
First Quarter 2015 Review
Net sales for the first quarter of 2015 were $5.9 million compared with $6.0 million in the prior-year period. Increased net sales of custom thermoplastic injection molded products and 6.8% higher net sales of sensors nearly offset the 29.7% lower net sales in orthopedic implant components. Despite higher sensor volume, the silver surcharge billed was lower due to a 17.8% decline in the average price of silver over the prior-period. Shipments of orthopedic implant components were delayed due to previously noted production challenges. The prior-year first quarter benefited from $250 thousand in sales of Predictor licenses.

$ In thousands	Q1 2015	Q1 2014	$ Change	% Change
Gross Profit	$796	$1,311	$(515)	(39.3)%
Gross Margin	13.6%	21.7%
Total net income	$108	$257	$(149)	(57.9)%
Diluted earnings per share	$0.04	$0.09	$(0.050)	(55.6)%
The first quarter decline in gross profit was primarily the result of a 13.2 point decrease in gross margin related to the contract manufacturing of orthopedic implant components. Gross margin was impacted adversely by increased overtime and production delays during a period of increased demand

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Arrhythmia Research Technology, Inc. Reports First Quarter 2015 Results
May 13, 2015

of orthopedic implant components. Additionally, investments in our quality function to support the Company’s growth strategy resulted in an increase of $116 thousand when compared with the prior-year period.
Selling and marketing expenses were $258 thousand, or 4.4% of net sales, in the first quarter of 2015, compared with $292 thousand, or 4.8% of net sales, in the 2014 first quarter. Travel expenses declined $21 thousand due to less international travel and trade show attendance during the period.
First quarter 2015 general and administrative expenses were $648 thousand, or 11.1% of net sales, compared with $595 thousand, or 9.9% of net sales, in the prior-year period. The increase reflects higher wages, taxes and benefits of $18 thousand due to annual merit increases, an increase in accounting fees and other related costs of $17 thousand and the engagement of an investor relations firm in the second quarter of 2014.
Research and development expenses for the first quarter of 2015 were $93 thousand, or 1.6% of net sales, compared with $97 thousand, or 1.6% of net sales, in the prior-year period.
Consolidated net income was $108 thousand, or $0.04 per diluted share, in the first quarter of 2015, down from $257 thousand, or $0.09 per diluted share, in the same period in 2014. Net income in the 2015 first quarter reflects income from discontinued operations of $363 thousand as the Company's subsidiary, RMDDxUSA, was formally discharged in its bankruptcy proceedings. This was due to the write off of the remaining liabilities of $320 thousand and the reversal of accumulated other comprehensive income of $43 thousand from cumulative translation adjustments from RMDDx Corporation.
Net loss from continuing operations of $255 thousand for the first quarter of 2015 was due to previously noted production issues in the orthopedic implant components product line.
Adjusted EBITDA(1) (income from continuing operations adjusted for income taxes, other income and expense, interest, depreciation and amortization, and share-based compensation expense) for the first quarter of 2015 was $160 thousand, or 2.7% of net sales, compared with $724 thousand, or 12.0% of net sales, for the same period of the prior year. (1)See attached table for additional important disclosures regarding the Company’s use of Adjusted EBITDA, as well as a reconciliation of net income (loss) from continuing operations to Adjusted EBITDA.
Cash flow and financial resources
At March 31, 2015, the Company had cash on hand of $391 thousand and working capital of
$1.4 million. For the first quarter of 2015, the Company generated net cash from operating activities of continuing operations of $275 thousand and used net cash of $242 thousand for capital expenditures.
On May 5, 2015, the Company received a commitment letter from its bank to extend the existing revolving credit facility for an additional two-year period expiring on June 30, 2017 and to extend a new equipment line of credit of $1.0 million commencing June 26, 2015 under the same terms as the original equipment line. The Company believes that cash flow from its operations, together with its existing working capital, the revolving line of credit and other resources, will be sufficient to fund operations at current levels and repay debt obligations over the next twelve months.
Strategy and outlook
Mr. Emma concluded, "The Company is well positioned to capitalize on anticipated demand growth for our contract manufacturing services. While we continue to seek avenues to diversify our product mix and expand our customer base, we continue to believe that contract manufacturing of medical devices and components will be a primary driver of future revenue and margin growth.”
About Arrhythmia Research Technology, Inc.
Arrhythmia Research Technology, Inc., through its wholly-owned subsidiary, Micron Products, Inc., is a diversified contract manufacturing organization that produces highly-engineered, innovative medical

Arrhythmia Research Technology, Inc. Reports First Quarter 2015 Results
May 13, 2015

device technologies requiring precision machining and injection molding. The Company also manufactures components, devices and equipment for military, law enforcement, industrial and automotive applications. In addition, the Company is a market leader in the production and sale of silver/silver chloride coated and conductive resin sensors used as consumable component parts in the manufacture of integrated disposable electrophysiological sensors. The Company’s strategy for growth is to build a best-in-class quality organization and capitalize on its engineering design expertise and reliable, proprietary manufacturing processes to further penetrate the medical device contract manufacturing market.
The Company routinely posts news and other important information on its websites:
http://www.arthrt.com, http://www.micronproducts.com and http://www.micronmedical.com.
Safe Harbor Statement
Forward-looking statements made herein are based on current expectations of Arrhythmia Research Technology, Inc. (“our” or the “Company”) that involve a number of risks and uncertainties and should not be considered as guarantees of future performance. The factors that could cause actual results to differ materially include our ability to retain order volumes from customers who represent significant proportions of net sales; our ability to maintain our pricing model, offset higher costs with price increases and/or decrease our cost of sales; variability of customer delivery requirements; the level of sales of higher margin products and services; our ability to renew our credit facility and manage our level of debt and provisions in the debt agreements which could make the Company sensitive to the effects of economic downturns and limit our ability to react to changes in the economy or our industry; failure to comply with financial and other covenants in our credit facility; volatility in commodity and energy prices and our ability to offset higher costs with price increases; continued availability of supplies or materials used in manufacturing at competitive prices; variability of customer delivery requirements; variations in the mix of products sold; and the amount and timing of investments in capital equipment, sales and marketing, engineering and information technology resources. More information about factors that potentially could affect the Company's financial results is included in the Company's filings with the Securities and Exchange Commission.

For more information, contact:
Investor and Media Contact:	Company Contact:
Deborah K. Pawlowski	Derek T. Welch
Kei Advisors LLC	Chief Financial Officer
716.843.3908	978.345.5000
dpawlowski@keiadvisors.com

FINANCIAL TABLES FOLLOW.

Arrhythmia Research Technology, Inc. Reports First Quarter 2015 Results
May 13, 2015

ARRHYTHMIA RESEARCH TECHNOLOGY, INC.
 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

Three months ended March 31,	2015	2014
Net sales	$5,858,342	$6,029,843
Cost of sales	5,061,946	4,718,557
Gross profit	796,396	1,311,286

Selling and marketing	257,972	291,672
General and administrative	648,227	594,631
Research and development	92,561	96,827
Total operating expenses	998,760	983,130

Income (loss) from continuing operations	(202,364)	328,156
Other income (expense):
Interest expense	(65,693)	(70,149)
Other income (expense), net	13,509	2,312
Total other expense, net	(52,184)	(67,837)
Income (loss) from continuing operations before income taxes	(254,548)	260,319
Income tax provision	—	1,177
Net income (loss) from continuing operations	(254,548)	259,142
Discontinued Operations:
Income (loss) from discontinued operations, net of tax provision of $0 for the three months ended March 31, 2015 and 2014	362,610	(2,425)
Net income	$108,062	$256,717

Income (loss) per share - basic
Continuing operations	$(0.09)	$0.09
Discontinued operations	0.13	—
Income per share - basic	$0.04	$0.09

Income (loss) per share - diluted
Continuing operations	$(0.09)	$0.09
Discontinued operations	0.13	—
Income per share - diluted	$0.04	$0.09

Weighted average common shares outstanding - basic	2,778,935	2,722,239
Weighted average common shares outstanding - diluted	2,877,599	2,777,739

Arrhythmia Research Technology, Inc. Reports First Quarter 2015 Results
May 13, 2015

ARRHYTHMIA RESEARCH TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)
	March 31, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$391,382	$209,398
Trade accounts receivable, net of allowance for doubtful accounts of $48,000 at March 31, 2015 and $45,000 at December 31, 2014	4,010,069	3,536,747
Inventories, net	2,526,188	2,514,241
Prepaid expenses and other current assets	616,367	519,582
Total current assets	7,544,006	6,779,968
Property, plant and equipment, net	7,499,932	7,618,901
Intangible assets, net	134,085	134,022
Other assets	401,952	570,357
Total assets	$15,579,975	$15,103,248

Liabilities and Shareholders’ Equity
Current liabilities:
Revolving line of credit	2,321,495	2,071,495
Term notes payable, current portion	495,767	490,341
Accounts payable	2,268,833	1,857,156
Accrued expenses & other current liabilities	687,109	405,975
Customer deposits	89,373	98,110
Deferred revenue, current	313,769	228,363
Liabilities from discontinued operations, current	—	320,056
Total current liabilities	6,176,346	5,471,496
Long-term liabilities:
Term notes payable, non-current portion	1,204,778	1,330,755
Subordinated promissory notes	452,373	445,452
Deferred revenue, non-current	424,789	610,430
Total long-term liabilities	2,081,940	2,386,637
Total liabilities	8,258,286	7,858,133

Commitments and Contingencies

Shareholders’ equity:
Preferred stock, $1 par value; 2,000,000 shares authorized, none issued	—	—
Common stock, $.01 par value; 10,000,000 shares authorized; 3,926,491 issued, 2,779,439 outstanding at March 31, 2015 and 3,926,491 issued, 2,778,339 outstanding at December 31, 2014	39,265	39,265
Additional paid-in-capital	11,344,707	11,336,693
Treasury stock at cost, 1,147,052 shares at March 31, 2015 and 1,148,152 shares at December 31, 2014	(3,130,882)	(3,133,883)
Accumulated other comprehensive income	—	42,502
Accumulated deficit	(931,401)	(1,039,462)
Total shareholders’ equity	7,321,689	7,245,115
Total liabilities and shareholders’ equity	$15,579,975	$15,103,248

Arrhythmia Research Technology, Inc. Reports First Quarter 2015 Results
May 13, 2015

ARRHYTHMIA RESEARCH TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

Three months ended March 31,	2015	2014
Cash flows from operating activities:
Net income	$108,062	$256,717
Loss (income) from discontinued operations	(362,610)	2,425
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Gain on sale of property, plant and equipment	(11,029)	—
Depreciation and amortization	356,382	385,359
Non-cash interest expense	6,921	6,921
Change in allowance for doubtful accounts	3,000	—
Share-based compensation expense	7,186	11,250
Changes in operating assets and liabilities:
Accounts receivable	(476,322)	(242,185)
Inventories	(11,947)	(419,018)
Prepaid expenses and other current assets	(96,785)	25,441
Other non-current assets	168,405	13,097
Accounts payable	411,677	(34,492)
Accrued expenses and other current liabilities	357,803	23,724
Other non-current liabilities	(185,641)	(6,028)
Net cash provided by (used in) operating activities of continuing operations	275,102	23,211
Net cash provided by (used in) operating activities of discontinued operations	—	(1,509)
Net cash provided by (used in) operating activities	275,102	21,702

Cash flows from investing activities:
Purchases of property, plant and equipment	(242,390)	(391,738)
Proceeds from sale of property, plant and equipment	17,000	(303)
Cash paid for patents and trademarks	(1,057)	—
Net cash provided by (used in) investing activities from continuing operations	(226,447)	(392,041)
Net cash provided by (used in) investing activities from discontinued operations	—	—
Net cash provided by (used in) investing activities	(226,447)	(392,041)

Cash flows from financing activities:
Proceeds from (payments on) revolving line of credit, net	250,000	(118,000)
Proceeds from equipment line of credit	—	116,905
Payments on term notes payable	(120,551)	(82,593)
Proceeds from stock option exercises	3,880	—
Net cash provided by (used in) financing activities from continuing operations	133,329	(83,688)
Net cash provided by (used in) financing activities from discontinued operations	—	—
Net cash provided by (used in) financing activities	133,329	(83,688)
Net increase (decrease) in cash and cash equivalents	181,984	(454,027)
Cash and cash equivalents, beginning of period	209,398	751,275
Cash and cash equivalents, end of period	391,382	297,248
Less: cash and cash equivalents of discontinued operations at end of period	—	—
Cash and cash equivalents of continuing operations at end of period	$391,382	$297,248

Arrhythmia Research Technology, Inc. Reports First Quarter 2015 Results
May 13, 2015

ARRHYTHMIA RESEARCH TECHNOLOGY, INC.
ADJUSTED EBITDA RECONCILIATION
(Unaudited, $ in thousands)

	Three Months Ended
	March 31,
	2015	2014
Net income (loss) from continuing operations	$(255)	$259
Income tax provision	-	1
Other income/expense	(14)	(2)
Interest expense	66	70
Depreciation and amortization	356	385
Share-based compensation	7	11
Adjusted EBITDA	$160	$724
Adjusted EBITDA margin %	2.7%	12.0%

(1) Non-GAAP Financial Measures
In addition to reporting net income, a U.S. generally accepted accounting principle (“GAAP”) measure, this news release contains information about Adjusted EBITDA (income from continuing operations adjusted for income taxes, other income and expense, interest, depreciation and amortization, and share-based compensation expense), which is a non-GAAP measure. The Company believes Adjusted EBITDA allows investors to view its performance in a manner similar to the methods used by management and provides additional insight into its operating results. Adjusted EBITDA is not calculated through the application of GAAP. Accordingly, it should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure. The use of any non-GAAP measure may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.